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                                                                    EXHIBIT 99.1

                    CITIZENS NATIONAL BANK AND TRUST COMPANY


               SPECIAL MEETING OF STOCKHOLDERS, JANUARY __, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder of shares of common stock of Citizens National Bank and Trust Company ("CNB"), a national bank organized under the laws of the United States of America, does hereby appoint Dr. Henry W. Hanff and Philip
H. Chesnut, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of CNB common stock that the undersigned held of record at 5:30 p.m., Eastern Standard Time, on December __, 1997, at the Special Meeting of Stockholders of CNB, to be held at 9550-1 U.S. Highway 19, Port Richey, Florida on January __, 1998 at 5:30 p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:



1.       APPROVAL OF ACQUISITION PROPOSAL


         Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of October 16, 1997, by and among Gulf West Banks, Inc., Mercantile Bank, and CNB as described in the accompanying Proxy Statement/Prospectus dated December __, 1997.


                   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

2. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)

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                           (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF SHARES OF CNB COMMON STOCK YOU OWN:_____________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
                               [ ] I plan to attend the Special Meeting.
                               [ ] I do not plan to attend the Special Meeting.

                               Date:                                   , 1997

                               Signature(s):




                                        Title or Authority (if applicable)

                                    PLEASE SIGN YOUR NAME HERE EXACTLY AS IT
                                    APPEARS HEREON. JOINT OWNERS SHOULD EACH
                                    SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE
                                    OFFICER OR OTHER SIMILAR CAPACITY, SO
                                    INDICATE. IF THE OWNER IS A CORPORATION, AN
                                    AUTHORIZED OFFICER SHOULD SIGN FOR THE
                                    CORPORATION AND STATE HIS TITLE. THIS PROXY
                                    SHALL BE DEEMED VALID FOR ALL SHARES HELD IN
                                    ALL CAPACITIES THAT THEY ARE HELD BY THE
                                    SIGNATORY.